EXHIBIT 1.1

                    WELLS FARGO ASSET SECURITIES CORPORATION
                            Asset-Backed Certificates

                              (Issuable in Series)

                             UNDERWRITING AGREEMENT

                                                    Dated as of November 2, 2006

Barclays Capital Inc.
200 Park Avenue
New York, New York 10166

Ladies and Gentlemen:

      Wells Fargo Asset Securities Corporation, a Delaware corporation ("WFASC" or the "Seller") proposes to issue and sell from time to time its Asset-Backed Certificates in various series, each series of which may be divided into classes, in one or more offerings on terms determined at the time of sale. One or more series of Asset-Backed Certificates may be offered through you, as underwriter (the "Underwriter"). Whenever WFASC determines to make an offering of a series of its Asset-Backed Certificates through the Underwriter, WFASC and Wells Fargo Bank, N.A., a national banking association (in such capacity, "Wells Fargo Bank"), will enter into an agreement (the "Terms Agreement") with the Underwriter, in substantially the form attached hereto as Exhibit A, providing for the sale of such series of Asset-Backed Certificates to the Underwriter. WFASC is a wholly-owned subsidiary of Wells Fargo Bank. The Asset-Backed Certificates of the series and classes to be sold in each offering to the Underwriter under this Underwriting Agreement, as supplemented by the applicable Terms Agreement, are hereinafter referred to as the "Certificates." The Asset-Backed Certificates of the same series that are not being sold in each offering to the Underwriter under this Underwriting Agreement are hereinafter referred to as the "Other Certificates." The Certificates will have the characteristics set forth in the applicable Terms Agreement and will evidence the ownership interests in a trust consisting of a pool of mortgage loans acquired by WFASC (the "Mortgage Loans") and related property (collectively, the "Trust Fund"). The Mortgage Loans will be of the type described in, and will have the characteristics and aggregate principal balance set forth in, the Issuer Free Writing Prospectus and the Prospectus (in each case as hereinafter defined).

      The Certificates will be issued pursuant to a pooling and servicing agreement (the "Pooling and Servicing Agreement"), dated as of the close of business on the date specified in the applicable Terms Agreement as the closing date (such date, the "Closing Date"), by and among WFASC, as depositor, Wells Fargo Bank, as servicer (in such capacity, the "Servicer"), the trustee identified in the applicable Terms Agreement, as trustee (the "Trustee"), if applicable, the securities administrator identified in the applicable Terms Agreement, as securities administrator (the "Securities Administrator") and, if applicable, the credit risk manager identified in the applicable Terms Agreement as the credit risk manager (the "Credit Risk Manager"). The Certificates will be issued in denominations of $25,000, or such lesser or greater amounts as may be specified in the applicable Terms Agreement, and will have the terms set forth in the Issuer Free Writing Prospectus and the Prospectus. The Certificates will conform in all material respects to the description thereof contained in the applicable Terms Agreement, the Issuer Free Writing Prospectus and the Prospectus. Each offering of Asset-Backed Certificates under this Underwriting Agreement will be governed by this Underwriting Agreement as supplemented by the applicable Terms Agreement. This Underwriting Agreement, as supplemented by the applicable Terms Agreement, is referred to herein as this "Agreement".

      1. Representations and Warranties. (a) WFASC represents and warrants to, and agrees with, the Underwriter as of the date of the applicable Terms Agreement that:

            (i) A registration statement (with the file number set forth in the related Terms Agreement), including a prospectus (the "Base Prospectus"), has been filed with the Securities and Exchange Commission (the "Commission") and has become effective under the Securities Act of 1933, as amended (the "Act"), was declared effective by the Commission within three years of the Closing Date and no stop order suspending the effectiveness of such registration statement has been issued and no proceedings for that purpose have been initiated or, to WFASC's knowledge, threatened by the Commission; and the Base Prospectus in the form in which it will be used in connection with the offering of the Certificates is proposed to be supplemented by a prospectus supplement relating to the Certificates and, as so supplemented, to be filed with the Commission pursuant to Rule 424 under the Act. (Such registration statement, as amended to the date of the applicable Terms Agreement, is hereinafter referred to as the "Registration Statement"; such prospectus supplement, as first filed with the Commission, is hereinafter referred to as the "Prospectus Supplement"; and such Base Prospectus, in the form in which it will first be filed with the Commission in connection with the offering of the Certificates, as supplemented by the Prospectus Supplement, is hereinafter referred to as the "Prospectus").

            (ii) The Registration Statement and the Prospectus, as of the date of the Prospectus Supplement, will conform, and the Registration Statement and the Prospectus, as revised, amended or supplemented and filed with the Commission prior to the termination of the offering of the Certificates, as of their respective effective or issue dates, will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder applicable to such documents as of such respective dates, and the Registration Statement and the Prospectus, as revised, amended or supplemented and filed with the Commission as of the Closing Date, will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder applicable to such documents; and the Registration Statement and the Prospectus, as of the date of the Prospectus Supplement, will not include any untrue statement of a material fact and will not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and, in the case of the Prospectus, as revised, amended or supplemented and filed prior to the Closing Date, as of the Closing Date, will not include any untrue statement of a material fact and will not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that WFASC makes no representations, warranties or agreements as to the information contained in or omitted from the Prospectus or any revision or amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to WFASC by or on behalf of the Underwriter specifically for use in connection with the preparation of the Registration Statement , the Prospectus or the Time of Sale Information (as defined in Section 7(f) below) or any revision or amendment thereof or supplement thereto. The Time of Sale Information, as amended or supplemented, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in either case at the Time of Sale (as defined in Section 7(f) below) to the applicable investor; provided, however, that WFASC makes no representations, warranties or agreements as to the information contained in or omitted from the Time of Sale Information or any revision or amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to WFASC by or on behalf of the Underwriter specifically for use in connection with the preparation of the Registration Statement, the Prospectus or the Time of Sale Information or any revision or amendment thereof or supplement thereto.

            (iii) Assuming that it is rated at the time of issuance in one of the two highest rating categories by a nationally recognized statistical rating organization, each Certificate designated as a "mortgage related security" in the Prospectus will, at the time of issuance, be a "mortgage related security," as such term is defined in Section 3(a)(41) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

            (iv) Each of the Certificates will conform in all material respects to the description thereof contained in the Issuer Free Writing Prospectus and the Prospectus, and each of the Certificates, when validly authenticated, issued and delivered in accordance with the Pooling and Servicing Agreement, will be duly and validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement, and immediately prior to the delivery of the Certificates to the Underwriter, WFASC will own the Certificates, and upon such delivery the Underwriter will acquire title thereto, free and clear of any lien, pledge, encumbrance or other security interest other than one created or granted by the Underwriter or permitted by the Pooling and Servicing Agreement.

            (v) This Agreement has been duly authorized, executed and delivered by WFASC and, as of the Closing Date, the Pooling and Servicing Agreement will have been duly authorized, executed and delivered by WFASC and will conform in all material respects to the description thereof contained in the Issuer Free Writing Prospectus and the Prospectus and, assuming the valid execution thereof by the other parties thereto, will constitute a valid and binding agreement of WFASC enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights and by general equity principles.

            (vi) WFASC has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own its properties and conduct its business as described in the Issuer Free Writing Prospectus and the Prospectus and to enter into and perform its obligations under the Pooling and Servicing Agreement and this Agreement.

            (vii) Neither the issuance or delivery of the Certificates, nor the consummation of any other of the transactions contemplated herein, nor compliance with the provisions of the Pooling and Servicing Agreement or this Agreement, will conflict with or result in the breach of any material term or provision of the certificate of incorporation or bylaws of WFASC, and WFASC is not in breach or violation of or in default (nor has an event occurred which with notice or lapse of time or both would constitute a default) under the terms of (i) any indenture, contract, lease, mortgage, deed of trust, note agreement or other evidence of indebtedness or other agreement, obligation or instrument to which WFASC is a party or by which it or its properties are bound, or (ii) any law, decree, order, rule or regulation applicable to WFASC of any court or supervisory, regulatory, administrative or governmental agency, body or authority, or arbitrator having jurisdiction over WFASC, or its properties, the default in or the breach or violation of which would have a material adverse effect on WFASC or the ability of WFASC to perform its obligations under the Pooling and Servicing Agreement; and neither the delivery of the Certificates, nor the consummation of any other of the transactions contemplated herein, nor the compliance with the provisions of the Pooling and Servicing Agreement or this Agreement will result in such a breach, violation or default which would have such a material adverse effect.

            (viii) No filing or registration with, notice to, or consent, approval, authorization or order or other action of, any court or governmental authority or agency is required for the consummation by WFASC of the transactions contemplated by this Agreement or the Pooling and Servicing Agreement (other than as required under state securities laws or Blue Sky laws, as to which no representations and warranties are made by WFASC), except such as have been, or will have been prior to the Closing Date, obtained under the Act, and such recordations of the assignment of the Mortgage Loans to the Trustee or, if applicable, to the Securities Administrator on behalf of the Trustee, pursuant to the Pooling and Servicing Agreement that have not yet been completed.

            (ix) There is no action, suit or proceeding before or by any court, administrative or governmental agency, or other tribunal, domestic or foreign, now pending to which WFASC is a party, or, to the best of WFASC's knowledge, threatened against WFASC, which could reasonably result individually or in the aggregate in any material adverse change in the condition (financial or otherwise), earnings, affairs, regulatory situation or business prospects of WFASC or could reasonably interfere with or materially and adversely affect the consummation of the transactions contemplated herein.

            (x) On the Closing Date the representations and warranties made by WFASC in the Pooling and Servicing Agreement will be true and correct in all material respects as of the date made.

            (xi) At the time of execution and delivery of the Pooling and Servicing Agreement, WFASC will own the mortgage notes (the "Mortgage Notes") being transferred to the Trust Fund pursuant thereto, free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively, "Liens"), except to the extent permitted in the Pooling and Servicing Agreement, and will not have assigned to any person other than the Trust Fund any of its right, title or interest in the Mortgage Notes. WFASC will have the power and authority to transfer the Mortgage Notes to the Trust Fund and to transfer the Certificates to the Underwriter, and, upon execution and delivery to the Trustee of the Pooling and Servicing Agreement, payment by the Underwriter for the Certificates, and delivery to the Underwriter of the Certificates, the Trust Fund will own the Mortgage Notes and the Underwriter will acquire title to the Certificates, in each case free of Liens except to the extent permitted by the Pooling and Servicing Agreement.

            (xii) Any taxes, fees and other governmental charges in connection with the execution, delivery and issuance of this Agreement, the Pooling and Servicing Agreement and the Certificates have been or will be paid by WFASC on or prior to the Closing Date, except for fees for recording assignments of mortgage loans to the Trustee or, if applicable, to the Securities Administrator on behalf of the Trustee, pursuant to the Pooling and Servicing Agreement that have not yet been completed, which fees will be paid by WFASC in accordance with the Pooling and Servicing Agreement.

            (xiii) The transfer of the Mortgage Loans and the related assets to the Trust Fund on the Closing Date will be treated by WFASC for financial accounting and reporting purposes as a sale of assets and not as a pledge of assets to secure debt.

            (xiv) WFASC acknowledges and agrees that (i) the purchase and sale of the Certificates pursuant to this Agreement is an arm's-length commercial transaction between WFASC and Wells Fargo Bank on the one hand, and the Underwriter, on the other, (ii) in connection therewith and with the process leading to such transaction, the Underwriter is acting solely as a principal and not the agent or fiduciary of WFASC, (iii) the Underwriter has not assumed an advisory or fiduciary responsibility in favor of WFASC with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising WFASC on other matters) or any other obligation to WFASC except the obligations expressly set forth in this Agreement and (iv) WFASC has consulted its own legal advisors to the extent it deemed appropriate.

            (xv) WFASC is not, and on the date on which the first bona fide offer of the Certificates is made will not be, an "ineligible issuer," as defined in Rule 405 under the Act.

      (b) Wells Fargo Bank represents and warrants to, and agrees with, the Underwriter as of the date of the applicable Terms Agreement that:

            (i) Wells Fargo Bank is a national banking association duly chartered and validly existing in good standing under the laws of the United States with corporate power and authority to own its properties and conduct its business as described in the Prospectus and the Issuer Free Writing Prospectus and to enter into and perform its obligations under this Agreement.

            (ii) The execution and delivery by Wells Fargo Bank of this Agreement are within the corporate power of Wells Fargo Bank and have been duly authorized by all necessary corporate action on the part of Wells Fargo Bank.

            (iii) Neither the execution and delivery of this Agreement, nor the consummation by Wells Fargo Bank of any other of the transactions contemplated herein, nor compliance with the provisions of this Agreement, will conflict with or result in the breach of any material term or provision of the corporate charter or bylaws of Wells Fargo Bank.

            (iv) This Agreement has been duly authorized, executed and delivered by Wells Fargo Bank.

            (v) Wells Fargo Bank acknowledges and agrees that (i) the purchase and sale of the Certificates pursuant to this Agreement is an arm's-length commercial transaction between WFASC and Wells Fargo Bank, on the one hand, and the Underwriter, on the other, (ii) in connection therewith and with the process leading to such transaction, the Underwriter is acting solely as a principal and not the agent or fiduciary of Wells Fargo Bank,
      (iii) the Underwriter has not assumed an advisory or fiduciary responsibility in favor of Wells Fargo Bank with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising Wells Fargo Bank on other matters) or any other obligation to Wells Fargo Bank except the obligations expressly set forth in this Agreement and (iv) Wells Fargo Bank has consulted its own legal advisors to the extent it deemed appropriate.

      2. Purchase Price. The purchase price at which the Underwriter will purchase the Certificates shall be the aggregate purchase price set forth in the applicable Terms Agreement.

      3. Delivery and Payment. The Certificates shall be delivered at the office, on the Closing Date specified in the applicable Terms Agreement, which place, date and time may be changed by agreement between the Underwriter and WFASC. Delivery of the Certificates shall be made to the Underwriter against payment by the Underwriter of the purchase price therefor to or upon the order of WFASC in same-day funds. The Certificates shall be registered in such names and in such denominations as the Underwriter may have requested not less than two business days prior to the Closing Date. WFASC agrees to have the Certificates available for inspection, checking and packaging in New York, New York, on the business day prior to the Closing Date.

      4. Offering by Underwriter. (a) It is understood that the Underwriter proposes to offer the Certificates for sale as set forth in the Time of Sale Information and the Prospectus and that the Underwriter will not offer, sell or otherwise distribute the Certificates (except for the sale thereof in exempt transactions) in any state in which the Certificates are not exempt from registration under state securities laws or Blue Sky laws (except where the Certificates will have been qualified for offering and sale at the direction of the Underwriter under such state securities laws or Blue Sky laws). In connection with such offering(s), the Underwriter agrees to provide WFASC with information related to the offer and sale of the Certificates that is reasonably requested by WFASC, from time to time (but not in excess of three years from the Closing Date), and necessary for complying with its tax reporting obligations, including, without limitation, the issue price of the Certificates.

      (b) The Underwriter agrees that it will not sell or transfer any Certificate or interest therein in the initial sale or transfer of such Certificate by the Underwriter in an amount less than the minimum denomination for such Certificate to be set forth in the Issuer Free Writing Prospectus and the Prospectus Supplement.

      (c) The Underwriter further agrees that (i) if it delivers to an investor the Prospectus in portable document format ("PDF"), upon the Underwriter's receipt of a request from the investor within the period for which delivery of the Prospectus is required, the Underwriter will promptly deliver or cause to be delivered to the investor, without charge, a paper copy of the Prospectus and
(ii) it will provide to WFASC any Underwriter Free Writing Prospectuses (as defined in Section 9(a)), or portions thereof, which WFASC is required to file with the Commission in electronic format and will use reasonable efforts to provide to WFASC such Underwriter Free Writing Prospectuses, or portions thereof, in either Microsoft Word(R) or Microsoft Excel(R) format and not in a PDF, except to the extent that WFASC, in its sole discretion, waives such requirements.

      (d) The Underwriter represents and warrants to, and agrees with, WFASC, as of the date of the applicable Terms Agreement and as of the Closing Date, that:

            (i) In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), it has not made and will not make an offer of Certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the relevant implementation date, make an offer of Certificates to the public in that Relevant Member State at any time:


            (A) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;


            (B) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or


            (C) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.


            For the purposes of this representation, the expression an "offer of Certificates to the public" in relation to any Certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Certificates to be offered so as to enable an investor to decide to purchase or subscribe the Certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression "Prospectus Directive" means the European Commission Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.


            (ii) It has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of the Certificates in circumstances in which
Section 21(1) of the FSMA does not apply to the issuer.


            (iii) It has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Certificates in, from or otherwise involving the United Kingdom.

      5. Agreements. WFASC agrees with the Underwriter that:

      (a) WFASC will cause the Prospectus to be filed with the Commission pursuant to Rule 424 under the Act and, if necessary, within 15 days of the Closing Date, will file a report on Form 8-K setting forth specific information concerning the Certificates, and will promptly advise the Underwriter when the Prospectus has been so filed, and, prior to the termination of the offering of the Certificates, will also promptly advise the Underwriter (i) when any amendment to the Registration Statement has become effective or any revision of or supplement to the Prospectus has been so filed (unless such amendment, revision or supplement does not relate to the Certificates), (ii) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information (unless such request does not relate to the Certificates), and (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement with respect to the Certificates or the institution or, to the knowledge of WFASC, the threatening of any proceeding for that purpose. WFASC will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof. Except as otherwise provided in
Section 5(b) hereof, WFASC will not file prior to the termination of such offering any amendment to the Registration Statement or any revision of or supplement to the Prospectus (other than any such amendment, revision or supplement which does not relate to the Certificates) which shall be disapproved by the Underwriter after reasonable notice and review of such filing.

      (b) If, at any time when a prospectus relating to the Certificates is required to be delivered under the Act (without regard to reliance on Rule 174 under the Act) (i) any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or (ii) it shall be necessary to revise, amend or supplement the Prospectus to comply with the Act or the rules and regulations of the Commission thereunder, WFASC promptly will notify the Underwriter and will, upon request of the Underwriter, or may, after consultation with the Underwriter, prepare and file with the Commission a revision, amendment or supplement which will correct such statement or omission or effect such compliance, and furnish without charge to the Underwriter as many copies as the Underwriter may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance.

      (c) WFASC will (i) furnish to the Underwriter and counsel for the Underwriter, without charge, conformed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus relating to the Certificates is required under the Act, as many copies of the Prospectus and any revisions or amendments thereof or supplements thereto as may be reasonably requested, and (ii) file promptly all reports and any definitive proxy or information statements required to be filed by WFASC with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (as such requirements may be modified pursuant to Section 12(h) of the Exchange Act) subsequent to the date of the Prospectus Supplement and for so long as the delivery of a prospectus is required under applicable law in connection with the offering or sale of the Certificates.

      (d) WFASC will, as between itself and the Underwriter, pay all expenses incidental to the performance of its obligations under this Agreement including, without limitation, (i) expenses of preparing, printing, reproducing and filing the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus, the Pooling and Servicing Agreement and the Certificates, (ii) the cost of delivering the Certificates to the Underwriter, insured to the satisfaction of the Underwriter, (iii) the fees charged by (a) securities rating services for rating the Certificates and (b) WFASC's independent accountants in connection with the letters to be delivered pursuant to Section 6(g) hereof, (iv) the fees and expenses of the Trustee, the Securities Administrator, if applicable, and any agent of the Trustee or the Securities Administrator, if applicable, and the fees and disbursements of counsel for the Trustee and the Securities Administrator, if applicable, in connection with the Pooling and Servicing Agreement and the Certificates, and (v) all other costs and expenses incidental to the performance by WFASC of WFASC's obligations hereunder which are not otherwise specifically provided for in this subsection. It is understood that, except as provided in this paragraph (d) and in Sections 7 and 12 hereof, the Underwriter will pay all of its own expenses, including (i) the fees of any counsel to the Underwriter, (ii) any transfer taxes on resale of any of the Certificates by it, (iii) any advertising expenses connected with any offers that the Underwriter may make, (iv) any expenses for the qualification of the Certificates under state securities laws or Blue Sky laws, including filing fees and the fees and disbursements of counsel for the Underwriter in connection therewith and in connection with the preparation of any Blue Sky survey, and (v) any expenses incurred in connection with the preparation and delivery of any Underwriter Free Writing Prospectus and the filing of such Free Writing Prospectus, if required to be filed by Underwriter with the Commission.

      (e) So long as any Certificates are outstanding, upon the request of the Underwriter, WFASC will, or will cause the Servicer to, furnish to the Underwriter, as soon as available, a copy of (i) the annual statement of compliance delivered by the Servicer to the Trustee or the Securities Administrator under the Pooling and Servicing Agreement, (ii) the annual independent public accountants' servicing report furnished to the Trustee or the Securities Administrator pursuant to the Pooling and Servicing Agreement, (iii) each report of WFASC regarding the Certificates filed with the Commission under the Exchange Act or mailed to the holders of the Certificates, and (iv) from time to time, such other information concerning the Certificates which may be furnished by WFASC or the Servicer without undue expense and without violation of applicable law.

      (f) If the third anniversary of the effective date of the Registration Statement occurs within six months after the Closing Date, the Company will, at the request of the Underwriter, use reasonable efforts to take such action as may be necessary or appropriate to permit the public offering and sale of the Certificates as contemplated herein.

      6. Conditions to the Obligation of the Underwriter. The obligation of the Underwriter to purchase the Certificates shall be subject to the accuracy in all material respects of the representations and warranties on the part of WFASC and Wells Fargo Bank contained herein as of the date of the applicable Terms Agreement and as of the Closing Date, to the accuracy of the statements of WFASC and Wells Fargo Bank made in any officer's certificate pursuant to the provisions hereof, to the performance in all material respects by WFASC of its obligations hereunder and to the following additional conditions:

      (a) No stop order suspending the effectiveness of the Registration Statement with respect to the Certificates shall have been issued and no proceedings for that purpose shall have been instituted and be pending or shall have been threatened, and the Prospectus shall have been filed or mailed for filing with the Commission not later than required pursuant to the rules and regulations of the Commission.

      (b) WFASC shall have furnished to the Underwriter a certificate, dated the Closing Date, of WFASC, signed by a vice president or an assistant vice president of WFASC, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Prospectus and this Agreement and that:

            (i) The representations and warranties of WFASC herein are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and WFASC has complied with all agreements and satisfied all the conditions on its part to be performed or satisfied on or prior to the Closing Date;

            (ii) No stop order suspending the effectiveness of the Registration Statement with respect to the Certificates has been issued, and no proceedings for that purpose have been instituted and are pending or, to his or her knowledge, have been threatened as of the Closing Date; and

            (iii) Nothing has come to the attention of such person that would lead him or her to believe that the Prospectus contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      (c) WFASC shall have caused Wells Fargo Bank to furnish to the Underwriter a certificate, dated the Closing Date, of Wells Fargo Bank, signed by a vice president or an assistant vice president of Wells Fargo Bank, to the effect that the representations and warranties of Wells Fargo Bank herein are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and Wells Fargo Bank has in all material respects complied with all agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

      (d) WFASC shall have furnished to the Underwriter an opinion, dated the Closing Date, of Cadwalader, Wickersham & Taft LLP, counsel to WFASC, to the effect that:

            (i) WFASC is a corporation validly existing and in good standing under the laws of the State of Delaware, with corporate power to enter into and perform its obligations under this Agreement, the applicable Terms Agreement and the Pooling and Servicing Agreement;

            (ii) The execution and delivery of this Agreement and the applicable Terms Agreement have been duly authorized by WFASC and this Agreement and the applicable Terms Agreement have been duly executed and delivered by WFASC;

            (iii) The execution and delivery of the Pooling and Servicing Agreement has been duly authorized by WFASC, and the Pooling and Servicing Agreement has been duly executed and delivered by WFASC and constitutes a legal, valid and binding agreement of WFASC, enforceable against WFASC in accordance with its terms subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors' rights generally or the rights of creditors of banks, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and except that the enforcement of rights with respect to indemnification and contribution obligations and provisions (a) purporting to waive or limit rights to trial by jury, oral amendments to written agreements or rights of set off or (b) relating to submission to jurisdiction, venue or service of process, may be limited by applicable law or considerations of public policy;

            (iv) The Certificates have been duly authorized by WFASC and, when the Certificates have been duly executed, authenticated and delivered in the manner contemplated in the Pooling and Servicing Agreement and paid for by the Underwriter pursuant to this Agreement and the applicable Terms Agreement, the Certificates will be validly issued and outstanding and entitled to the benefits provided by the Pooling and Servicing Agreement;

            (v) The issuance and sale by WFASC of the Certificates to the Underwriter pursuant to this Agreement and the applicable Terms Agreement, the compliance by WFASC with the provisions of this Agreement, the applicable Terms Agreement and the Pooling and Servicing Agreement, and the consummation by WFASC of the transactions therein contemplated (a) do not require the consent, approval, authorization, order, or qualification of or registration with any New York State or federal governmental authority or, to the knowledge of such counsel, any New York State or federal court, except such as may be required under state securities or blue sky laws, recordations of the assignment of the Mortgage Loans to the Trustee pursuant to the Pooling and Servicing Agreement that have not yet been completed, and such other approvals as have been obtained or effected, (b) do not conflict with or result in a violation of any provision of the certificate of incorporation and bylaws of WFASC or any New York State or federal law, and (c) to the knowledge of such counsel, do not conflict with or result in a breach or violation of any material indenture, agreement or instrument to which WFASC is a party or by which it or any of its property is bound, or any judgment, decree or order applicable to WFASC, of any New York State or federal court, regulatory body, administrative agency or other governmental authority;

            (vi) To the knowledge of such counsel, there is no legal or governmental action, investigation or proceeding pending or threatened against WFASC (a) asserting the invalidity of this Agreement, the applicable Terms Agreement, the Pooling and Servicing Agreement or the Certificates, (b) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement and the applicable Terms Agreement, (c) which would materially and adversely affect the performance by WFASC of its obligations under, or the validity or enforceability (with respect to WFASC) of, this Agreement, the applicable Terms Agreement, the Pooling and Servicing Agreement or the Certificates or (d) seeking to affect adversely the federal income tax attributes of the Certificates as described in the Base Prospectus and the Prospectus Supplement under the headings "Certain Federal Income Tax Consequences" and "Federal Income Tax Considerations," respectively. For purposes of the opinion set forth in this paragraph, such counsel has not regarded any legal or governmental actions, investigations or proceedings to be "threatened" unless the potential litigant or governmental authority has manifested to WFASC a present intention to initiate such proceedings;

            (vii) The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended;

            (viii) The Trust Fund is not required to be registered under the Investment Company Act of 1940, as amended;

            (ix) The Registration Statement has been declared effective under the Act, and, to the knowledge of such counsel, no stop order with respect thereto has been issued by the Commission;

            (x) The Registration Statement, as of its effective date, and the Base Prospectus and the Prospectus Supplement, as of the dates thereof (in each case, with the exception of any information incorporated by reference therein, and any numerical, financial, statistical and quantitative data included therein, as to which such counsel expresses no view), appeared on their respective faces to be appropriately responsive in all material respects to the requirements of the Act and the rules and regulations thereunder applicable to such documents as of the relevant date;

            (xi) The statements in the Prospectus Supplement under the headings "Federal Income Tax Considerations" and "ERISA Considerations" insofar as such statements purport to summarize matters of federal law or legal conclusions with respect thereto have been reviewed by such counsel and are correct in all material respects; and

            (xii) Assuming that it is rated at the time of issuance in one of the two highest rating categories by a nationally recognized statistical rating organization, each Certificate designated as a "mortgage related security" in the Prospectus will, at the time of issuance, be a "mortgage related security" as such term is defined in Section 3(a)(41) of the Exchange Act.

      Such opinion may express its reliance as to factual matters on the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to this Agreement and the Pooling and Servicing Agreement. Such opinion may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than WFASC. Such opinion may be qualified as an opinion only on the laws of the State of New York, the laws of each state in which the writer of the opinion is admitted to practice law and the federal law of the United States. To the extent that such firm relies upon the opinion of other counsel in rendering any portion of its opinion, the opinion of such other counsel shall be attached to and delivered with the opinion of such firm that is delivered to the Underwriter.

      (e) The Servicer shall have furnished to the Underwriter an opinion, dated the Closing Date, of counsel to the Servicer (who may be an employee of the Servicer), to the effect that:

            (i) The Servicer has been duly incorporated and is validly existing as a national banking association and has the power and authority to enter into, and to take all action required of it under, the Pooling and Servicing Agreement and the Servicing Agreement (as defined in the Pooling and Servicing Agreement);

            (ii) The Pooling and Servicing Agreement and the Servicing Agreement have been duly authorized, executed and delivered by the Servicer and, assuming valid execution and delivery thereof by the other parties thereto, the Pooling and Servicing Agreement and the Servicing Agreement constitute a valid and legally binding agreements of the Servicer, enforceable against the Servicer in accordance with their terms, subject to bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors' rights generally and to general equity principles regardless of whether such enforcement is considered in a proceeding at law or in equity;

            (iii) No consent, approval, authorization or order of any federal court or governmental agency or body is required for the consummation by the Servicer of the transactions contemplated by the terms of the Pooling and Servicing Agreement and the Servicing Agreement except any such as may be required under the blue sky laws of any jurisdiction in connection with the offering, sale or acquisition of the Certificates, any recordations of the assignments of the mortgage loans evidenced by the Certificates pursuant to the Pooling and Servicing Agreement that have not yet been completed and any approvals as have been obtained;

            (iv) The consummation by the Servicer of the transactions contemplated by the terms of the Pooling and Servicing Agreement and the Servicing Agreement do not, to the knowledge of such counsel, conflict with or result in a breach or violation of any material term or provision of, or constitute a default under, the charter or bylaws of the Servicer, any indenture or other agreement or instrument to which the Servicer is a party or by which it is bound, any federal statute or regulation applicable to the Servicer or, to the knowledge of such counsel, any order of any federal court, regulatory body, administrative agency or governmental body having jurisdiction over the Servicer; and

            (v) To the best knowledge of such counsel after due inquiry, there are no legal or governmental actions, investigations or proceedings pending to which the Servicer is a party, or threatened against the Servicer, (A) asserting the invalidity of the Pooling and Servicing Agreement or the Servicing Agreement or (B) which might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, the Pooling and Servicing Agreement or the Servicing Agreement. For purposes of the foregoing, such counsel may state that it has not regarded any legal or governmental actions, investigations or proceedings to be "threatened" unless the potential litigant or governmental authority has manifested to a member of the law division of Wells Fargo & Company having responsibility for litigation matters involving the servicing activities of the Servicer a present intention to initiate such proceedings.

      Such opinion may express its reliance as to factual matters on the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to the Pooling and Servicing Agreement or Servicing Agreement. Such opinion may assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Servicer. Such opinion may be qualified as an opinion only on the federal law of the United States and, with respect to the opinions set forth in paragraph (e)(ii) above, the laws of the State of New York. To the extent that such counsel relies upon the opinion of other counsel in rendering any portion of its opinion, the opinion of such other counsel shall be attached to and delivered with the opinion of such counsel that is delivered to the Underwriter.

      (f) The Underwriter shall have received from counsel for the Underwriter such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Certificates, the Registration Statement, the Issuer Free Writing Prospectus and the Prospectus, and such other related matters as the Underwriter may reasonably require.

      (g) WFASC shall have delivered to the Underwriter (i) a letter from WFASC's independent accountants, as identified in the applicable Terms Agreement (the "Independent Accountants"), dated as of or prior to the date of first use of the Prospectus Supplement in the form and reflecting the performance of the procedures previously agreed to by WFASC and the Underwriter with respect to numerical and statistical information included in the Prospectus Supplement (other than static pool information, if any, provided pursuant to Item 1105 of Regulation AB under the Act), (ii) a letter from WFASC's Independent Accountants dated as of or prior to the date of first use of the Issuer Free Writing Prospectus in the form and reflecting the performance of the procedures previously agreed to by WFASC and the Underwriter with respect to numerical and statistical information included in the Issuer Free Writing Prospectus (other than static pool information, if any, provided pursuant to Item 1105 of Regulation AB under the Act), (iii) a copy of a letter from WFASC's Independent Accountants, addressed to WFASC, dated as of a date not more than 135 days prior to the date of first use of the Prospectus Supplement, reflecting the performance of the procedures previously agreed to by WFASC and the Independent Accountants with respect to any static pool information after January 1, 2006 which is incorporated into the Prospectus Supplement and (iv) a bring down letter, dated the date of the Prospectus Supplement, from the Independent Accountants with respect to the letter described in clause (iii), which shall be addressed to the Underwriter provided that the Underwriter shall have complied with any reasonable requests of the Independent Accountants as a condition thereto.

      (h) Subsequent to the date on which WFASC notifies the Underwriter that WFASC has selected it to underwrite the offering of the Certificates, there shall not have occurred any change, or any development involving a prospective change, in or affecting the business or properties of WFASC which the Underwriter concludes, in the reasonable judgment of the Underwriter, materially impairs the investment quality of the Certificates so as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Certificates as contemplated by the Issuer Free Writing Prospectus and the Prospectus.

      (i) The Certificates shall be rated not lower than the required ratings set forth in the applicable Terms Agreement, such ratings shall not have been rescinded and no public announcement shall have been made that any rating of the Certificates has been placed under review (otherwise than for possible upgrading).

      (j) The Underwriter shall have received copies of any opinions of counsel to WFASC supplied to the rating organizations relating to certain matters with respect to the Certificates. Any such opinions shall be dated the Closing Date and addressed to the Underwriter or accompanied by reliance letters to the Underwriter or shall state that the Underwriter may rely upon them.

      (k) WFASC shall have furnished to the Underwriter such further information, certificates and documents as the Underwriter may have reasonably requested, and all proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be in all material respects reasonably satisfactory in form and substance to the Underwriter and its counsel.

      (l) The Underwriter shall have received a letter from counsel to WFASC, dated the Closing Date, to the effect that in the course of such counsel's review of the Prospectus and discussion of the same with certain officers of WFASC, its accountants and the Underwriter, no facts came to the attention of such counsel that caused such counsel to believe that the Prospectus, as of the date of the Prospectus Supplement, or any revision or amendment thereof or supplement thereto, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of circumstances under which they were made, not misleading; it being understood that such counsel need express no view as to any financial, numerical, statistical, or quantitative data contained in the Prospectus, or any material incorporated by reference in the Prospectus.

      (m) The Underwriter shall have received a letter from counsel to WFASC, dated the date of the Closing Date, substantially to the effect that in the course of such counsel's review of the Issuer Free Writing Prospectus and the Time of Sale Information, no facts came to the attention of such counsel that caused such counsel to believe that as of the applicable Time of Sale, the Issuer Free Writing Prospectus when considered in conjunction with the Time of Sale Information, included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no view as to any blanks or bracketed items in the Issuer Free Writing Prospectus, or any financial, numerical, statistical or quantitative data contained in or omitted from the Issuer Free Writing Prospectus or any material incorporated by reference in the Issuer Free Writing Prospectus.

      (n) The issuance on the Closing Date of the Other Certificates.

      If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, this Agreement and all obligations of the Underwriter hereunder may be canceled at, or at any time prior to, the Closing Date by the Underwriter. Notice of such cancellation shall be given to WFASC in writing, or by telephone or telegraph confirmed in writing.

      7. Indemnification and Contribution. (a) WFASC agrees to indemnify and hold harmless the Underwriter and each person who controls the Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they may become subject under the Act, the Exchange Act, or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in the Prospectus, or in any revision or amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus or any Issuer Information contained in any Free Writing Prospectus (other than any Issuer Free Writing Prospectus), or the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, when considered in conjunction with the Time of Sale Information, and provided that such misstatement or omission was not corrected by information subsequently supplied by WFASC to the Underwriter sufficiently prior to the Time of Sale to such investor to reasonably permit the delivery thereof by the Underwriter to such investor, and WFASC agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by it or him in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that WFASC will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to WFASC by or on behalf of the Underwriter specifically for use in connection with the preparation thereof. This indemnity agreement will be in addition to any liability which WFASC may otherwise have.

      (b) The Underwriter agrees to indemnify and hold harmless WFASC, its officers who signed the Registration Statement or any amendment thereof, its directors, and each person who controls WFASC within the meaning of either the Act or the Exchange Act, and Wells Fargo Bank, and each person who controls Wells Fargo Bank within the meaning of either the Act or the Exchange Act, (i) to the same extent as the foregoing indemnities from WFASC to the Underwriter, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to WFASC by or on behalf of the Underwriter specifically for use in connection with the preparation of the Prospectus, the Issuer Free Writing Prospectus or any revision or amendment thereof or supplement thereto or (ii) insofar as such losses, claims, damages or liabilities (or actions in respect thereof) are based on, result from or arise out of (A) any untrue statement or alleged untrue statement of a material fact contained in any Underwriter Free Writing Prospectus, or any omission or alleged omission to state in such Underwriter Free Writing Prospectus a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading at the Time of Sale to the applicable investor, when considered in conjunction with the Time of Sale Information; except to the extent that such untrue statements or alleged untrue statements or omissions or alleged omissions are the result of untrue statements in or omissions from any Issuer Information supplied by WFASC to the Underwriter which, in any case, were not corrected by information subsequently supplied by WFASC to the Underwriter sufficiently prior to the Time of Sale to the applicable investor to reasonably permit the delivery thereof by the Underwriter to such investor or (B) any failure by the Underwriter to deliver the Issuer Free Writing Prospectus or the Time of Sale Information to the applicable investor prior to the Time of Sale. This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have.

      (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this
Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Section 7. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel selected by such indemnified party and satisfactory to the indemnifying party (or if such indemnified party fails to promptly select counsel following the receipt of the aforesaid notice, with counsel selected by the indemnifying party and satisfactory to such indemnified party), and after receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this
Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation by the indemnified party undertaken with notice to and approval by the indemnifying party.

      (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to (A) in subsection (a)(i) or (b)(i) above in such proportion as is appropriate to reflect both (i) the relative benefits received by WFASC on the one hand and the Underwriter on the other from the offering of the Certificates and (ii) the relative fault of WFASC on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations and (B) in subsection (a)(ii) or (b)(ii) above, in such proportion as is appropriate to reflect the relative fault of the Underwriter on the one hand and WFASC on the other in connection with the actions, statements or omissions that resulted in such losses, claims, damages or liabilities. The relative benefits received by WFASC on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by WFASC bear to the difference between (i) the total price at which the Certificates underwritten by the Underwriter and distributed to the public were offered to the public, and (ii) the portion of the total net proceeds from the offering (before deducting expenses) received by WFASC attributable to the Certificates. The relative fault for the purposes of clauses (A) and (B) above shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact related to information supplied by WFASC or the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. WFASC, Wells Fargo Bank and the Underwriter agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), and with respect to losses, claims, damages or liabilities referred to in subsection (a) or (b) above, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Certificates underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      (e) The obligations of WFASC under this Section 7 shall be in addition to any liability which WFASC may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of the Act; and the obligations of the Underwriter under this
Section 7 shall be in addition to any liability which the Underwriter may otherwise have and shall extend, upon the same terms and conditions, to (i) the officers of WFASC who signed the Registration Statement or any amendment thereof, to its directors, and to each person who controls WFASC within the meaning of either the Act or the Exchange Act and (ii) each person who controls Wells Fargo Bank within the meaning of either the Act or the Exchange Act.

      (f) As used in this Agreement, "Time of Sale" means, as to any investor in the Certificates, the time at which such investor enters into a Contract of Sale (as defined in Section 9(b)) for the Certificates, or if such Contract of Sale is subsequently terminated and a new Contract of Sale is entered into by mutual agreement between such investor and the applicable Underwriter in a manner sufficient to constitute a reformation of the contract within the contemplation of Section IV.2.c of Securities Act Release 33-8591, such time at which the new Contract of Sale is entered into, and "Time of Sale Information" means all information identified in the applicable Terms Agreement as "Time of Sale Information."

      8. Obligations of Wells Fargo Bank. Wells Fargo Bank agrees with the Underwriter, for the sole and exclusive benefit of the Underwriter and each person who controls the Underwriter within the meaning of either the Act or the Exchange Act and not for the benefit of any assignee thereof or any other person or persons dealing with the Underwriter, in consideration of and as an inducement to its agreement to purchase the Certificates from WFASC, to indemnify and hold harmless the Underwriter against any failure by WFASC to perform its obligations to the Underwriter (including its contribution obligation) pursuant to Section 7 hereof; provided, however, that the aggregate liability of Wells Fargo Bank for the foregoing indemnity shall not exceed an amount equal to the aggregate principal amount of the Certificates.

      9. Offering Communications; Free Writing Prospectuses. (a) Unless preceded or accompanied by a prospectus satisfying the requirements of Section 10(a) of the Act, the Underwriter shall not convey or deliver any written communication, as defined in Rule 405 under the Act (a "Written Communication"), to any person in connection with the initial offering of the Certificates, unless such Written Communication (i) is made in reliance on and in conformity with Rule 134 under the Act, (ii) constitutes a prospectus satisfying the requirements of Rule 430B under the Act or (iii) constitutes a "free writing prospectus," as defined in Rule 405 under the Act (a "Free Writing Prospectus"). Notwithstanding anything to the contrary contained in this Agreement, without the prior written consent of WFASC, which may be withheld in its sole discretion, the Underwriter shall not convey or deliver in connection with the initial offering of the Certificates, any Free Writing Prospectus unless such Free Writing Prospectus contains only ABS Informational and Computational Material, as defined in Item 1101(a) of Regulation AB under the Act ("ABS Informational and Computational Material"); provided that any such Free Writing Prospectus may also contain a column showing the status of subscriptions for and allotments of the Certificates. The Underwriter shall not convey or deliver any ABS Informational and Computational Material in reliance on Rules 167 and 426 under the Act. Any Free Writing Prospectus prepared by or on behalf of the Underwriter is referred to as an "Underwriter Free Writing Prospectus."

      (b) WFASC shall prepare a Free Writing Prospectus (the "Issuer Free Writing Prospectus") and shall deliver such Issuer Free Writing Prospectus to the Underwriter after it files such Issuer Free Writing Prospectus with the Commission and the Underwriter shall not convey or deliver such Issuer Free Writing Prospectus to any person or entity until WFASC has notified the Underwriter that it has completed such filing. Thereafter, the Issuer Free Writing Prospectus may be used by the Underwriter solely in connection with the marketing of the Certificates to institutional investors; provided however, the Underwriter shall not enter into any "contract of sale" with any investor, within the meaning of Rule 159 under the Act (a "Contract of Sale"), with respect to any Certificates, unless prior to the Time of Sale to each investor in the Certificates, the Underwriter shall have delivered to such investor the Issuer Free Writing Prospectus and any additional Time of Sale Information, together with any amendment or supplement thereto supplied by WFASC to the Underwriter sufficiently prior to the Time of Sale to such investor to reasonably permit delivery thereof by the Underwriter to such investor.

      (c) (i) The Underwriter shall deliver to WFASC each Underwriter Free Writing Prospectus that contains any "issuer information," as defined in Rule 433(h) under the Act and footnote 271 of Securities Act Release No. 33-8591 ("Issuer Information") if such Underwriter Free Writing Prospectus or the portion thereof consisting of Issuer Information is required to be filed by WFASC with the Commission pursuant to Rule 433 under the Act ("Rule 433").

            (ii) Any Underwriter Free Writing Prospectus that is required to be delivered pursuant to Section 9(c)(i) shall be delivered by the Underwriter to WFASC no later than two business days prior to the due date for filing of the Prospectus pursuant to Rule 424(b) under the Act; provided however, that if such Underwriter Free Writing Prospectus contains any information other than ABS Informational and Computational Material, it shall instead be delivered by the Underwriter to WFASC not later than two business days prior to the date of first use of such Free Writing Prospectus.

            (iii)Not later than one business day after the Underwriter has determined the final structure of all classes of Certificates, and in no event later than the fourth business day preceding the due date for filing the final Prospectus pursuant to Rule 424(b) under the Act, the Underwriter shall prepare and deliver to WFASC an Underwriter Free Writing Prospectus (which may consist of a term sheet) containing a description of the final structure of the Certificates, irrespective of whether such Underwriter Free Writing Prospectus has been or will be conveyed or delivered by the Underwriter to any investor in the Certificates.

            (iv) To facilitate the filing thereof by WFASC, the Underwriter shall provide the Issuer Information contained in any Underwriter Free Writing Prospectus that is required to be delivered to WFASC pursuant to this Section 9(c) in a separate document from the portion of such Free Writing Prospectus which contains information other than Issuer Information.

      (d) The Underwriter represents and warrants to WFASC that the Underwriter Free Writing Prospectuses required to be furnished to WFASC by the Underwriter pursuant to Section 9(c) will constitute all Underwriter Free Writing Prospectuses of the type described therein that were furnished to prospective investors by the Underwriter in connection with its offer and sale of the Certificates.

      (e) The Underwriter represents and warrants to WFASC that each Underwriter Free Writing Prospectus provided by it to an investor in the Certificates did not, as of the Time of Sale to any prospective investor to which such Underwriter Free Writing Prospectus was conveyed, include any untrue statement of a material fact or omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading when considered in conjunction with the Time of Sale Information; provided however, that the Underwriter makes no representation or warranty to the extent such misstatements or omissions were the result of any misstatements in or omissions from any Issuer Information in any Underwriter Writing Prospectus or, to the extent that such misstatements are a substantial restatement in all material respects of a misstatement made in the Issuer Free Writing Prospectus which misstatements or omissions were not corrected by information subsequently supplied by WFASC sufficiently prior to the Time of Sale to the applicable investor to reasonably permit delivery thereof by the Underwriter to such investor.

      (f) Unless WFASC determines that such filing is not required under Rule 433, WFASC agrees to file with the Commission, within the applicable time periods specified in Rule 433, the following:

            (i) Any Issuer Free Writing Prospectus; and

            (ii) Any Underwriter Free Writing Prospectus delivered by the Underwriter to WFASC pursuant to Section 9(c) or, at the election of WFASC, the portion of such Underwriter Free Writing Prospectus which consists of Issuer Information.

      (g) The Underwriter shall file with the Commission, within the applicable time period specified in Rule 433, any Free Writing Prospectus that is distributed by or on behalf of the Underwriter in a manner reasonably designed to lead to its broad, unrestricted dissemination. Any access codes or passwords needed by the Underwriter to complete the filing shall be provided by WFASC.

      (h) WFASC and the Underwriter each agrees that any Free Writing Prospectuses prepared by it shall contain substantially the following legend:

            The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-8[xx-xxx-xxxx].

            The asset-backed securities referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of securities may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these securities, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and the underwriter has confirmed the allocation of securities to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by the underwriter, will not create binding contractual obligations for you, the underwriter or us.

      (i) The Underwriter agrees to comply with the requirements of Rule 433 under the Act applicable to the Underwriter including, without limitation, the record retention requirements therein.

      (j) (i) The Underwriter agrees to keep and maintain, for a period of not less than three years following the date of initial issuance of the Certificates, written records documenting, as to each investor in Certificates, the Time of Sale and the date on which each Issuer Free Writing Prospectus and each Underwriter Free Writing Prospectus was conveyed to such investor.

            (ii) In the event of any litigation or written notice of potential litigation against WFASC or any of its affiliates with respect to the Certificates, the Underwriter shall, upon the request of WFASC, make available to WFASC copies of all records required to be maintained by it pursuant to Section 9(j)(i) and any Free Writing Prospectus required to be retained by it pursuant to Section 9(i).

      (k) [Reserved]

      (l) (i) In the event that WFASC becomes aware that the Issuer Free Writing Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading (such Free Writing Prospectus, a "Defective Issuer Free Writing Prospectus"), WFASC shall notify the Underwriter thereof within one business day after discovery and WFASC shall prepare and deliver to the Underwriter a Free Writing Prospectus which corrects the material misstatement or omission in the Defective Issuer Free Writing Prospectus (such corrected Issuer Free Writing Prospectus, a "Corrected Issuer Free Writing Prospectus").

            (ii) In the event that the Underwriter becomes aware that, as of the applicable Time of Sale to an investor in the Certificates, any Underwriter Free Writing Prospectus prepared by or on behalf of the Underwriter and delivered to such investor contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading, when considered in conjunction with the Time of Sale Information (such Free Writing Prospectus, a "Defective Underwriter Free Writing Prospectus and, together with a Defective Issuer Free Writing Prospectus, a "Defective Free Writing Prospectus"), the Underwriter shall notify WFASC thereof within one business day after discovery.

            (iii) The Underwriter shall, if requested by WFASC:

                  (A) prepare a Free Writing Prospectus which corrects the
            material misstatement in or omission from the Defective Underwriter Free Writing Prospectus (such corrected Underwriter Free Writing Prospectus, a "Corrected Underwriter Free Writing Prospectus" and, together with a Corrected Issuer Free Writing Prospectus, a "Corrected Free Writing Prospectus");

                  (B) deliver the Corrected Free Writing Prospectus to each
            investor which received the Defective Free Writing Prospectus prior to entering into a Contract of Sale;

                  (C) provide such investor with the following:

                        (1) adequate disclosure of the contractual arrangement;

                        (2) adequate disclosure of the investor's rights under
                  the existing Contract of Sale at the time termination is sought;

                        (3) adequate disclosure of the new information that is
                  necessary to correct the misstatements or omissions in the information given at the time of the original Contract of Sale; and

                        (4) a meaningful ability to elect to terminate or not
                  terminate the prior Contract of Sale and to elect to enter into or not enter into a new Contract of Sale; and

                  (D) comply with any other requirements for reformation of the original Contract of Sale described in Section IV.2.c of Securities Act Release Act 33-8591.

      (m) The Underwriter covenants with WFASC that it will make available to WFASC, upon reasonable prior notice and at reasonable times during normal business hours, such personnel as are familiar with the Underwriter's compliance procedures for the purpose of answering questions concerning the Underwriter's practices and procedures for the preparation and dissemination of Written Communications concerning the Certificates to prospective investors prior to the delivery of the final Prospectus to such investors.

      (n) The Underwriter covenants with WFASC that after the final Prospectus is available, the Underwriter shall not distribute any Written Communication concerning the Certificates to a prospective investor unless such communication is preceded or accompanied by the final Prospectus.

      (o) The Underwriter agrees, upon request of WFASC, to provide to WFASC any information within the control of the Underwriter which WFASC may reasonably request to enable WFASC to timely and accurately meet its disclosure and reporting obligations under the Act and the Exchange Act.

      (p) The Underwriter agrees to cause any credit enhancement provider, derivative counterparty, special servicer or credit risk manager arranged by the Underwriter in connection with the Certificates to provide to WFASC such narrative disclosure, financial information, including required accountants' consents, and other information as WFASC may reasonably request to enable WFASC to timely and accurately meet its disclosure and reporting obligations under the Act and the Exchange Act. In addition, upon request by WFASC, the Underwriter agrees to cause the party providing the information required by the immediately preceding sentence to provide indemnity satisfactory to WFASC relating to such disclosure and financial information.

      (q) Notwithstanding any other provision herein, the Underwriter and WFASC each agree to pay all costs and expenses of the other party including, without limitation, legal fees and expenses, incurred in connection with any successful action by the Underwriter or WFASC against the other party to enforce any of its rights set forth in this Section 9.

      10. Protection of Confidential Information. The Underwriter shall (a) keep confidential any Confidential Information (as defined herein), and (b) not use the Confidential Information other than in connection with the Underwriter's purchase and marketing of the Certificates. The Underwriter may disclose Confidential Information only to its directors, trustees, officers, employees, agents, partners or representatives, including without limitation any accountants, attorneys, and financial advisors ("Personnel") who have a need to know such information either in connection with the marketing of the Certificates or for the purpose of the evaluation of the Underwriter's purchase of the Certificates. The Underwriter shall advise all of its Personnel who will have access to the Confidential Information of the obligations of confidentiality imposed by this Section 10, and, the Underwriter confirms that it shall cause each of its Personnel to comply with the terms of this Section
10. The Underwriter shall take all other measures as may be reasonably necessary to protect the confidentiality of the Confidential Information, including without limitation such measures as it takes to safeguard its own confidential information, to ensure the security and confidentiality of all such Confidential Information, to protect against anticipated threats or hazards to the security or integrity of such Confidential Information and to protect against unauthorized access to or use of such Confidential Information and shall require its Personnel to refrain from using any Confidential Information for their own use or for any other purpose other than in connection with the purchase of the Certificates.

      In the situations where the Underwriter is disclosing Confidential Information to its Personnel as permitted above, the Underwriter shall take reasonable safeguards (including any specific safeguards requested by WFASC) with respect to the use, transmission and storage of Confidential Information in order to prevent the dissemination of such Confidential Information to persons other than its authorized Personnel. All Confidential Information which is transmitted over any network must be encrypted in accordance with a standard for encryption acceptable to WFASC prior to transmission. The Underwriter agrees that where the Underwriter maintains any Confidential Information at the Underwriter's site or on the Underwriter's equipment, including portable equipment such as laptops, such Confidential Information shall be stored in an encrypted form in accordance with a standard for encryption acceptable to WFASC.

      For purposes of this Section 10, "Confidential Information" shall mean and include all information concerning the Mortgage Loans and the related mortgagors furnished, orally, electronically or in writing by WFASC or by any of its "Affiliates" (as defined herein) to the Underwriter, which constitutes "nonpublic personal information" within the meaning of the Gramm-Leach-Bliley Act of 1999. For purposes of this Section 10, "Affiliate" of a person or entity shall mean and refer to all persons or entities that control, are controlled by or are under common control with such person or entity and their respective officers, directors and employees.

      11. Third-Party Due Diligence. The Underwriter shall not permit access by a third-party (other than any nationally recognized statistical rating organization involved in the rating of the Certificates) to any due diligence information provided by WFASC to the Underwriter (such information, "Due Diligence Information") without the consent of WFASC, which consent shall be in the sole discretion of WFASC; provided, however, that in the event that WFASC consents to the disclosure of such Due Diligence Information to a third-party, prior to providing any such Due Diligence Information, the Underwriter shall cause such third-party to enter into a confidentiality agreement with respect to such Due Diligence Information in a form prescribed by, or that is otherwise acceptable in form and substance to, WFASC. For purposes of this Section 11, Due Diligence Information shall not include any information communicated orally; provided that such information is not Confidential Information or material non-public information.

      12. Termination. Subsequent to the execution of the applicable Terms Agreement, this Agreement shall be subject to termination in the absolute discretion of the Underwriter, by notice given to WFASC prior to delivery of and payment for the Certificates, if prior to such time (i) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited or any setting of minimum prices for trading on such exchange shall have been instituted, (ii) a general moratorium on commercial banking activities in the State of New York shall have been declared by either federal or New York State authorities or there shall have occurred a material disruption in securities settlement or clearance services in the United States, or (iii) there shall have occurred any material outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the Underwriter, impracticable or inadvisable to market the Certificates on the terms and in the manner contemplated by the Prospectus as amended or supplemented. In addition, following receipt of notice from WFASC that the Mortgage Loans will not conform to the specifications set forth in the applicable Terms Agreement, if, in the reasonable judgment of the Underwriter, such disparity would have a material adverse effect on the marketing and sale of the Certificates, the Underwriter may terminate this Agreement not later than the close of business on the first business day after receipt of such notice or, if earlier, the Closing Date.

      13. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of WFASC, Wells Fargo Bank and their respective officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter, WFASC, Wells Fargo Bank or any of the officers, directors or controlling persons referred to in
Section 7 hereof, and will survive delivery of and payment for the Certificates. The provisions of Section 5(d), Section 7, Section 8, Section 10, Section 11 and
Section 14 hereof shall survive the termination or cancellation of this Agreement.

      14. Reimbursement of Expenses. If for any reason, other than default by the Underwriter in its obligation to purchase the Certificates, the material breach by the Underwriter of any of its covenants in Section 9 hereof (without the fault of WFASC) or termination by the Underwriter pursuant to Section 12 hereof, the Certificates are not delivered by or on behalf of WFASC as provided herein, WFASC will reimburse the Underwriter for all out-of-pocket expenses of the Underwriter, including reasonable fees and disbursements of its counsel, reasonably incurred by the Underwriter in making preparations for the purchase, sale and delivery of the Certificates, but WFASC and Wells Fargo Bank shall then be under no further liability to the Underwriter with respect to the Certificates except as provided in Section 5(d), Section 7 and Section 8 hereof. If the Certificates are not delivered by or on behalf of WFASC as provided herein because of the default by the Underwriter in its obligation to purchase the Certificates or the material breach by the Underwriter of any of its covenants in Section 9 hereof (without the fault of WFASC), the Underwriter will reimburse WFASC for all out-of-pocket expenses of WFASC, including reasonable fees and disbursements of its counsel, reasonably incurred by WFASC in making preparations for the issuance and delivery of the Certificates, but the Underwriter shall then be under no further liability to WFASC with respect to the Certificates except as provided in Sections 5(d) and 7 hereof.

      15. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 7 hereof and their respective successors and assigns, and no other person will have any right or obligation hereunder.

      16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

      17. Final Structure Due Date. The Underwriter agrees to submit to WFASC not later than 9:00 a.m. New York City Time on the Final Structure Due Date specified in the applicable Terms Agreement its determination of the final structure relating to, among other items, the class designations, approximate principal amounts and payment priorities of the Certificates. Changes to such final structure may be made by the Underwriter after the Final Structure Due Date if the changes are of a non-material nature. The determination as to whether such changes are non-material shall be in the sole discretion of WFASC. In addition, on or before the Final Structure Due Date the Underwriter may elect an extension thereof for an additional one or two business days beyond the original Final Structure Due Date if the Underwriter notifies WFASC of its election not later than 9:00 a.m. New York City Time on such original Final Structure Due Date and the Underwriter pays to WFASC, on or prior to the Closing Date, an extension fee of $10,000 for each day the Final Structure Due Date is extended as reimbursement for WFASC's costs and expenses arising from such extension.

      18. Miscellaneous. Time shall be of the essence of this Agreement. This Agreement supersedes all prior or contemporaneous agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

      19. Notices. All communications hereunder will be in writing and effective only on receipt and, if sent to the Underwriter, will be delivered to Barclays Capital Inc., 200 Park Avenue, New York, New York 10166, or if sent to WFASC, will be delivered to WFASC at 7430 New Technology Way, Frederick, Maryland 21703; or if sent to Wells Fargo Bank, will be delivered to Wells Fargo Bank at 1 Home Campus, Des Moines, Iowa 50328-0001, Attn: Office of General Counsel, Wells Fargo Home Mortgage division.

                                      * * *

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to the undersigned a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement by and among WFASC, Wells Fargo Bank and the Underwriter, effective as of the date first above written and executed as of the date or dates indicated below.

                                Very truly yours,

                                WELLS FARGO ASSET SECURITIES
                                  CORPORATION

                                By: /s/ Bradley A. Davis
                                    ----------------------
                                    Name: Bradley A. Davis
                                    Title: Vice President

                                WELLS FARGO BANK, N.A.

                                By: /s/ Bradley A. Davis
                                    ----------------------
                                    Name: Bradley A. Davis
                                    Title: Vice President


The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

BARCLAYS CAPITAL INC.

By: /s/ Michael Wade
    -----------------------
    (Barclays Capital Inc.)

                                    Exhibit A

                    WELLS FARGO ASSET SECURITIES CORPORATION
                            Asset-Backed Certificates

                             FORM OF TERMS AGREEMENT

Barclays Capital Inc.                                         ____________, 20__
200 Park Avenue
New York, New York 10166
Underwriting Agreement dated [____], 2006.

Title of Certificates:                   Asset-Backed Certificates, Series
                                         200_-, (Classes) (the "Offered
                                         Certificates").

Classes of Certificates:                 Each of the Class A and Class M
                                         Certificates will consist of one or
                                         more classes with the prior consent of
                                         Wells Fargo Asset Securities
                                         Corporation (the "Seller"), which
                                         consent shall not be unreasonably
                                         withheld.

Aggregate Principal Amount of the        $_________(Approximate)
Offered Certificates:

Certificates Not Offered Hereby:         The Class [___] Certificates (the
                                         "Other Certificates").

Subordination:                           [_________].

Time of Sale Information:                Issuer Free Writing Prospectus, dated
                                         [__] relating to the offering of the
                                         Offered Certificates.

Minimum Denominations of
Offered Certificates:

Class                          Minimum Denomination    Incremental Denomination
-----                          --------------------    ------------------------

Classes A                         $       25,000                $1,000
Classes M                         $ [____________]              $1,000

Description of the                       Fixed and adjustable interest rate,
Mortgage Loans:                          monthly pay, one- to four-family,
                                         subprime residential first mortgage
                                         loans having original stated terms to
                                         maturity of approximately [_] years.
REMIC Election:                          Yes.
Cut-Off Date:                            ________________1 ,20__
Final Structure Due Date:                ________________ __ ,20__
Distributions:                           Distributions will be made monthly on
                                         the 25th day of each month or the next
                                         succeeding Business Day (the
                                         "Distribution Date").
Servicing Fee (Monthly fee               [___] % per annum (or as described in
payable to the Servicer):                the prospectus supplement).

Fixed Retained Yield:                    [Yes][No].
Trustee:

[Securities Administrator:]              [_________________]
Independent Accounts:

Book-Entry Registration:                 Settlement in "same-day" funds, to the
                                         extent practicable. REMIC residual
                                         certificates will not be issued in
                                         book-entry form, unless authorized by
                                         the Seller.

Optional Termination:                    [_____]

Required Ratings:                        [Ratings]

Mortgage related securities:             [_____]

Registration File Number:                [333-_____]

Closing Date, Location                   ____________, __, 20__; offices of
 and Time:                               Cadwalader, Wickersham & Taft LLP, New
                                         York, New York; 10:00 a.m. New York
                                         City time.

Purchase Price for Offered Certificates:


      In each case, as offered and sold pursuant to this Terms Agreement.

      Notwithstanding any other provision of the above-referenced Underwriting Agreement, all references to the Registration Statement in the Underwriting Agreement shall be with reference to File No. [____]

      Subject to the terms and conditions and in reliance upon the representations and warranties set forth in the above-referenced Underwriting Agreement (which is incorporated herein in its entirety and made a part hereof) as supplemented by this Terms Agreement, the Seller agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Seller, the Offered Certificates.


                                      * * *

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to the undersigned a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement by and among the Seller, Wells Fargo Bank, N.A. and the Underwriter.

                                       Very truly yours,

                                       WELLS FARGO ASSET SECURITIES
                                            CORPORATION

                                       By:
                                          -------------------------
                                          Name: Bradley A. Davis
                                          Title: Vice President



                                       WELLS FARGO BANK, N.A.

                                       By:
                                          -------------------------
                                          Name: Bradley A. Davis
                                          Title: Vice President


The foregoing Terms Agreement
is hereby confirmed and
accepted as of the date first
above written.



BARCLAYS CAPITAL INC.



By:
     -----------------------
     (Barclays Capital Inc.)

                    WELLS FARGO ASSET SECURITIES CORPORATION
                            Asset-Backed Certificates

                                 TERMS AGREEMENT

Barclays Capital Inc.                                           November 2, 2006
200 Park Avenue
New York, New York 10166

Underwriting Agreement dated November 2, 2006.

Title of Certificates:                            Home Equity Asset-Backed Certificates, Series
                                                  2006-3, Class A-1, Class A-2, Class A-3,
                                                  Class M-1, Class M-2, Class M-3, Class M-4,
                                                  Class M-5, Class M-6, Class B-1, Class B-2
                                                  and Class B-3 (the "Offered Certificates").

Classes of Certificates:                          Each of the Offered Certificates will consist
                                                  of one or more classes with the prior consent
                                                  of Wells Fargo Asset Securities Corporation
                                                  (the "Depositor"), which consent shall not be
                                                  unreasonably withheld.

Aggregate Principal Amount of the Offered         $853,068,000 (Approximate)
Certificates:

Certificates Not Offered Hereby:                  The Class B-4, Class CE, Class P and Class R
                                                  Certificates (the "Other Certificates").

Credit Enhancement:                               Overcollateralization/ Excess Interest/
                                                  Subordination.

Time of Sale Information:                         Prospectus, dated December 18, 2006, as
                                                  supplemented by the Prospectus Supplement,
                                                  dated December 18, 2006, relating to the
                                                  offering of the Offered Certificates. The
                                                  Time of Sale Information shall be considered
                                                  a Corrected Issuer Free Writing Prospectus
                                                  for purposes of Section 9(l) of the
                                                  Underwriting Agreement.

Minimum Denominations of Offered
Certificates:

Class                                  Minimum Denomination       Incremental Denomination
-----                                  --------------------       ------------------------
Classes A                                  $    100,000                        $1

Classes M                                  $    100,000                         $1

Classes B                                  $    100,000                         $1

Description of the Mortgage Loans:                Fixed and adjustable interest rate, monthly
                                                  pay, one- to four-family, subprime
                                                  residential first and second lien mortgage
                                                  loans having original stated terms to
                                                  maturity of approximately 10 to 30 years.
                                                  Certain of the Mortgage Loans are balloon
                                                  loans. Certain of the Mortgage Loans will
                                                  require only payments of interest for a term
                                                  specified in the related Mortgage Note.

REMIC Election:                                   Yes.

Cut-Off Date:                                     December 1, 2006

Distributions:                                    Distributions will be made monthly on the
                                                  25th day of each month or the next succeeding
                                                  Business Day (the "Distribution Date").

Servicing Fee (Monthly fee payable to the         0.50% per annum (or as described in the
Servicer):                                        prospectus supplement).

Fixed Retained Yield:                             No.

Trustee:                                          HSBC Bank USA, National Association

Securities Administrator:                         Wells Fargo Bank, N.A.

Independent Accounts:                             Deloitte & Touche LLP

Book-Entry Registration:                          Settlement in "same-day" funds, to the extent
                                                  practicable. REMIC residual certificates will
                                                  not be issued in book-entry form, unless
                                                  authorized by the Depositor.

Optional Termination:                             The majority holder of the Class CE
                                                  Certificates or, if there is no majority
                                                  holder of the Class CE Certificates, the
                                                  Depositor will have the right to repurchase
                                                  all remaining Mortgage Loans, and effect an
                                                  early retirement of the Certificates, on a
                                                  specified Distribution Date on which the
                                                  aggregate scheduled principal balance of the
                                                  Mortgage Loans is less than or equal to 10%
                                                  of the aggregate principal balance of the
                                                  Mortgage Loans as of the Cut-Off Date.

Required Ratings:                                 As set forth in the table beginning on page
                                                  S-6 of the Prospectus Supplement.

Mortgage related securities:                      None

Registration File Number:                         333-131594

Closing Date, Location and Time:                  December 21, 2006; offices of Cadwalader,
                                                  Wickersham & Taft LLP, New York, New York;
                                                  10:00 a.m. New York City time.

Purchase Price for Offered Certificates:          $[               ]

        In each case, as offered and sold pursuant to this Terms Agreement.

        Notwithstanding any other provision of the above-referenced Underwriting Agreement, all references to the Registration Statement in the Underwriting Agreement shall be with reference to File No. 333-131594.

        Subject to the terms and conditions and in reliance upon the representations and warranties set forth in the above-referenced Underwriting Agreement (which is incorporated herein in its entirety and made a part hereof) as supplemented by this Terms Agreement, the Depositor agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Depositor, the Offered Certificates.

                                      * * *

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to the undersigned a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement by and among the Depositor, Wells Fargo Bank, N.A. and the Underwriter.

                                        Very truly yours,

                                        WELLS FARGO ASSET SECURITIES
                                             CORPORATION

                                        By:         /s/ Bradley A. Davis
                                            ------------------------------------
                                               Name: Bradley A. Davis
                                               Title: Vice President



                                        WELLS FARGO BANK, N.A.

                                        By:         /s/ Bradley A. Davis
                                            ------------------------------------
                                               Name: Bradley A. Davis
                                               Title: Vice President

The foregoing Terms Agreement
is hereby confirmed and accepted
as of the date first above written.

BARCLAYS CAPITAL INC.



By:        /s/ Glen Greeley
    ------------------------------------
      (Barclays Capital Inc.)